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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Alabama National Bancorporation on Form S-8 of our report dated January 27, 1995 which includes an explanatory paragraph with respect to a change in the Company's method of accounting for investments on our audits of the consolidated financial statements of National Commerce Corporation and Subsidiary as of December 31, 1994, and for each of the two years in the period ended December 31, 1994, which report is included in the Annual Report on Form 10-K.





Coopers & Lybrand

/s/ Coopers & Lybrand

Birmingham, Alabama
July 8, 1996